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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Boston Private Financial Holdings, Inc.:

        We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the registering of shares of Common Stock of Boston Private Financial Holdings, Inc. for the Boston Private Financial Holdings, Inc. 2004 Stock Option and Incentive Plan of our report dated February 27, 2004, with respect to the consolidated balance sheets of Boston Private Financial Holdings, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Boston Private Financial Holdings, Inc. Our report refers to a change in accounting for goodwill and other intangible assets.

/s/ KPMG LLP

Boston, Massachusetts
June 15, 2004

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Consent of Independent Registered Public Accounting Firm